Exhibit 10.6
DANAHER CORPORATION
2007 OMNIBUS INCENTIVE PLAN, AS AMENDED AND RESTATED
RESTRICTED STOCK UNIT AGREEMENT
Unless otherwise defined herein, the terms defined in the Danaher Corporation 2007 Omnibus Incentive Plan, As Amended and Restated (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”).

I.	NOTICE OF GRANT
Name:
Address:
The undersigned Participant has been granted an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement, as follows (each of the following capitalized terms are defined terms having the meaning indicated below):
Date of Grant                _________________________________
Number of Restricted Stock Units        _________________________________
Vesting Schedule:

Time-Based Vesting Criteria	The time-based vesting criteria will be satisfied with respect to [_________]% of the shares underlying the RSUs on each of the [_________] anniversaries of the Date of Grant.
Performance Objective    Set forth on Addendum A (if applicable)

II.	AGREEMENT
1.Grant of RSUs. Danaher Corporation (the “Company”) hereby grants to the Participant named in this Grant Notice (the “Participant”), an Award of Restricted Stock Units (“RSUs”) subject to the terms and conditions of this Agreement and the Plan, which are incorporated herein by reference.
2.Vesting.
(a)    Vesting Schedule. Except as may otherwise be set forth in this Agreement or in the Plan, with respect to each Tranche of RSUs granted under this Agreement (a “Tranche” consists of all RSUs as to which the Time-Based Vesting Criteria are scheduled to be satisfied on the same date), the Tranche shall not vest unless (i) the Participant continues to be actively employed with the Company or an Eligible Subsidiary for the period required to satisfy the Time-Based Vesting Criteria applicable to such Tranche (the date on which the Time-Based Vesting Criteria applicable to a Tranche are scheduled to be satisfied is the “Time-Based Vesting Date”), and (ii) the Performance Objective applicable to such RSUs, if any, is satisfied on or prior to the Time-Based Vesting Date. Vesting shall be determined separately for each Tranche. The Performance Objective (if any) and Time-Based Vesting Criteria applicable to any Tranche are collectively referred to as “Vesting Conditions,” and the date upon which all Vesting Conditions applicable to that Tranche are satisfied is referred to as the “Vesting Date” for such Tranche. The Vesting Conditions shall be established by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (or by one or more members of Company management, if such power has been delegated in accordance with the Plan and applicable law) and reflected in the account maintained for the Participant by an external third party administrator of the RSUs. Further, during any approved leave of absence (and without limiting the application of any other rules governing leaves of absence that the Committee may approve from time to time pursuant to the Plan), to the extent permitted by applicable law, the Committee shall have discretion to provide that the vesting of the RSUs shall be frozen as of the first day of the leave (or as of any subsequent day during such leave, as applicable) and shall not resume until and unless the Participant returns to active employment.
(b)    Performance Objective. The Committee shall determine whether the Performance Objective applicable to an RSU, if any, has been met, and such determination shall be final and conclusive. Until the Committee has made such a determination, the Performance Objective (if any) may not be considered to have been satisfied. Notwithstanding any determination by the Committee that the Performance Objective (if any) has been attained with respect to a particular

Tranche, such Tranche shall not be considered to have vested unless and until the Participant has satisfied the Time-Based Vesting Criteria applicable to such Tranche.
(c)    Fractional RSU Vesting. In the event the Participant is vested in a fractional portion of an RSU (a “Fractional Portion”), such Fractional Portion will be rounded up and converted into a whole share of Company Common Stock (“Share”) and issued to the Participant; provided that to the extent rounding a fractional share up would result in the imposition of either (i) individual tax and penalty interest charges imposed under Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), or (ii) adverse tax consequences if the Participant is located outside of the United States, the fractional share will be rounded down without the payment of any consideration in respect of such fractional share.
(d)    Addenda. The provisions of Addendum A (if any) and Addendum B are incorporated by reference herein and made a part of this Agreement, and to the extent any provision in Addendum A (if any) or Addendum B conflicts with any provision set forth elsewhere in this Agreement (including without limitation any provisions relating to Retirement), the provision set forth in Addendum A (if any) or Addendum B shall control.
3.Form and Timing of Payment; Conditions to Issuance of Shares.
(a)    Form and Timing of Payment. The Award of RSUs represents the right to receive a number of Shares equal to the number of RSUs that vest pursuant to the Vesting Conditions. Unless and until the RSUs have vested in the manner set forth in Sections 2 and 4, the Participant shall have no right to payment of any such RSUs. Prior to actual issuance of any Shares underlying the RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Subject to the other terms of the Plan and this Agreement, with respect to any Tranche that vests in accordance with Sections 2 and 4, the underlying Shares will be paid to the Participant in whole Shares within 90 days of the Vesting Date for that Tranche. The Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Committee may require the Participant to take any reasonable action in order to comply with any such rules or regulations.
(b)    Acknowledgment of Potential Securities Law Restrictions. Unless a registration statement under the Securities Act covers the Shares issued upon vesting of an RSU, the Committee may require that the Participant agree in writing to acquire such Shares for investment and not for public resale or distribution, unless and until the Shares subject to the RSUs are registered under the Securities Act. The Committee may also require the Participant to acknowledge that he or she shall not sell or transfer such Shares except in compliance with all applicable laws, and may apply such other restrictions as it deems appropriate. The Participant acknowledges that the U.S. federal securities laws prohibit trading in the stock of the Company by persons who are in possession of material, non-public information, and also acknowledges and understands the other restrictions set forth in the Company’s Insider Trading Policy.
4.Termination.
(a)    General. In the event the Participant’s active employment or other active service-providing relationship, as applicable, with the Company or an Eligible Subsidiary terminates (the date of any such termination is referred to as the “Termination Date”) for any reason (other than death, Early Retirement or Normal Retirement) whether or not in breach of applicable labor laws, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the RSUs, all RSUs that are unvested as of the Termination Date shall automatically terminate as of the Termination Date and the Participant’s right to receive further RSUs under the Plan shall also terminate as of the Termination Date. The Committee shall have discretion to determine whether the Participant has ceased to be actively employed by (or, if the Participant is a consultant or director, has ceased actively providing services to) the Company or an Eligible Subsidiary, and the effective date on which such active employment (or active service-providing relationship, as applicable) terminated. The Participant’s active employer-employee or other active service-providing relationship, as applicable, will not be extended by any notice period mandated under applicable law (e.g., active employment shall not include a period of “garden leave”, paid administrative leave or similar period pursuant to applicable law). Unless the Committee provides otherwise (1) termination of the Participant’s employment will include instances in which the Participant is terminated and immediately rehired as an independent contractor, and (2) the spin‑off, sale, or disposition of the Participant’s employer from the Company or an Eligible Subsidiary (whether by transfer of shares, assets or otherwise) such that the Participant’s employer no longer constitutes an Eligible Subsidiary will constitute a termination of employment or service.
(b)    Death. In the event the Participant’s active employment or other active service-providing relationship with the Company or an Eligible Subsidiary terminates as a result of death, unless contrary to applicable law and unless otherwise provided by the Administrator either initially or subsequent to the grant of the RSUs, the Participant’s estate will become vested in a pro rata amount of each unvested Tranche based on the number of complete twelve-month periods between the Date of Grant and the date of the Participant’s death divided by the total number of twelve-month periods between the Date of Grant and the Time-Based Vesting Date applicable to such Tranche. Notwithstanding anything in the Plan or this Agreement to the contrary, for purposes of this Section, any partial twelve-month period between the Date of Grant and the date of death shall be considered a complete twelve-month period and any Fractional Portion that results from applying the pro rata methodology shall be rounded up to a whole Share. Unless otherwise provided by the Committee, this acceleration of the vesting will also apply to any RSUs the Committee has designated as covered by Performance Objectives for purposes of complying with Code Section 162(m).
(c)    Retirement.
(i)    Upon termination of employment (or other active service-providing relationship, as applicable) by reason of the Participant’s Early Retirement, unless contrary to applicable law and unless otherwise provided by the Committee either initially or subsequent to the grant of RSUs, with respect to each Tranche that is unvested as of the Early Retirement date, a pro-rata portion of such Tranche (i.e. based on the ratio of (x) the number of full or partial months worked by the Participant from the Date of Grant to the Early Retirement date to (y) the total number of months in the original time-based vesting schedule of such Tranche) will vest as of the Time-Based Vesting Date for such Tranche, but if and only if the Performance Objective (if any) is satisfied on or prior to such Time-Based Vesting Date.
(ii)    Upon termination of employment (or other active service-providing relationship) by reason of the Participant’s Normal Retirement, unless contrary to applicable law and unless otherwise provided by the Committee either initially or subsequent to the grant of the RSUs, with respect to each Tranche that is unvested as of the Normal Retirement date, such Tranche will vest as of the Time-Based Vesting Date for such Tranche, but if and only if the Performance Objective (if any) is satisfied on or prior to such Time-Based Vesting Date.
(d)    Gross Misconduct. If the Participant’s employment with the Company or an Eligible Subsidiary is terminated for Gross Misconduct as determined by the Administrator, the Administrator in its sole discretion may provide that all, or any portion specified by the Administrator, of the Participant’s unvested RSUs shall automatically terminate as of the time of termination without consideration. The Participant acknowledges and agrees that the Participant’s termination of employment shall also be deemed to be a termination of employment by reason of the Participant’s Gross Misconduct if, after the Participant’s employment has terminated, facts and circumstances are discovered or confirmed by the Company that would have justified a termination for Gross Misconduct.
(e)    Violation of Post-Termination Covenant. To the extent that any of the Participant’s RSUs remain outstanding under the terms of the Plan or this Agreement after the Termination Date, such RSUs shall expire as of the date the Participant violates any covenant not to compete or other post-termination covenant that exists between the Participant on the one hand and the Company or any Subsidiary of the Company, on the other hand.
(f)    Substantial Corporate Change. Upon a Substantial Corporate Change, the Participant’s unvested RSUs will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of the RSUs, or the substitution for such RSUs of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the RSUs will continue in the manner and under the terms so provided.
5.Non-Transferability of RSUs. Unless the Committee determines otherwise in advance in writing, RSUs may not be transferred in any manner otherwise than by will or by the applicable laws of descent or distribution. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs and permitted successors and assigns of the Participant.
6.Amendment of RSUs or Plan.
(a)The Plan and this Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Board may amend, modify or terminate the Plan or the RSUs in any respect at any time; provided, however, that modifications to this Agreement or the Plan that materially and adversely affect the Participant’s rights hereunder can be made only in an express written contract signed by the Company and the Participant. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement and the Participant’s rights under outstanding RSUs as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, (1) upon a Substantial Corporate Change, (2) as required by law, or (3) to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with the RSUs.

(b) The Participant acknowledges and agrees that if the Participant changes classification from a full-time employee to a part-time employee the Committee may in its sole discretion reduce or eliminate the Participant’s unvested RSUs.
7.Tax Obligations.
(a)    Withholding Taxes. Regardless of any action the Company or any Eligible Subsidiary employing the Participant (the “Employer”) takes with respect to any or all federal, state, local or foreign income tax, social insurance, payroll tax, payment on account or other Tax Related-Items (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax Related-Items associated with the RSUs is and remains the Participant’s responsibility and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax Related-Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the delivery of Shares, the subsequent sale of Shares acquired at vesting and the receipt of any dividends or dividend equivalents; and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax Related-Items. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax Related-Items in more than one jurisdiction.
(i)    This Section 7(a)(i) shall apply to the Participant only if the Participant is not subject to Section 16 of the Securities Exchange Act of 1934 as of the date the relevant RSU first becomes includible in the gross income of the Participant for purposes of Tax Related-Items. The Participant shall, no later than the date as of which the value of an RSU first becomes includible in the gross income of the Participant for purposes of Tax Related-Items, pay to the Company and/or the Employer, or make arrangements satisfactory to the Administrator regarding payment of, all Tax Related-Items required by applicable law to be withheld by the Company and/or the Employer with respect to the RSU.  The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company and/or the Employer shall, to the extent permitted by applicable law, have the right to deduct any such Tax Related-Items from any payment of any kind otherwise due to the Participant.  The Company shall have the right to require the Participant to remit to the Company an amount in cash sufficient to satisfy any applicable withholding requirements related thereto.  With the approval of the Administrator, the Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or (ii) delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld (or such other rate that will not cause adverse accounting consequences for the Company).  Any such Shares shall be valued at their Fair Market Value on the date as of which the amount of Tax Related-Items to be withheld is determined.  Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to the RSUs.  The Company may also use any other method or combination of methods of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy its withholding obligation with respect to any RSU.
(ii)    This Section 7(a)(ii) shall apply to the Participant only if the Participant is subject to Section 16 of the Securities Exchange Act of 1934 as of the date the relevant RSU first becomes includible in the gross income of the Participant for purposes of Tax Related-Items. All Tax Related-Items legally payable by the Participant in respect of the RSUs shall be satisfied by the Company and/or the Employer, as applicable, withholding a number of the Shares that would otherwise be delivered to the Participant upon the vesting or settlement of the RSUs with a Fair Market Value, determined as of the date of the relevant taxable event, equal to the minimum statutory withholding amount that applies to the Participant, rounded up to the nearest whole share (“Net Settlement”). The Net Settlement mechanism described in this paragraph was approved by the Committee prior to the Date of Grant in a manner intended to constitute “approval in advance” by the Committee for purposes of Rule 16b3-(e) under the Securities Exchange Act of 1934, as amended.
(iii)    If the obligation for Tax Related-Items is satisfied by withholding in Shares, for tax purposes, the Participant shall be deemed to have been issued the full number of Shares issued upon vesting of the RSUs notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax Related-Items.
(b)    Code Section 409A. Payments made pursuant to this Plan and the Agreement are intended to qualify for an exemption from or comply with Section 409A. Notwithstanding any provision in this Agreement, the Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that all RSUs granted to Participants who are United States taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A; provided, however, that the Company makes no representations that the Plan or the RSUs shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Plan or any RSUs granted thereunder. If this Agreement fails to meet the requirements of Section 409A, neither the Company nor any of its Eligible Subsidiaries shall have any liability for any tax, penalty or interest imposed on the Participant by Section 409A, and the Participant shall have no recourse against the Company or any of its Eligible Subsidiaries for payment of any such tax, penalty or interest imposed by Section 409A.

Notwithstanding anything to the contrary in this Agreement, these provisions shall apply to any payments and benefits otherwise payable to or provided to the Participant under this Agreement. For purposes of Section 409A, each “payment” (as defined by Section 409A) made under this Agreement shall be considered a “separate payment.” In addition, for purposes of Section 409A, payments shall be deemed exempt from the definition of deferred compensation under Section 409A to the fullest extent possible under (i) the “short-term deferral” exemption of Treasury Regulation § 1.409A-1(b)(4), and (ii) (with respect to amounts paid as separation pay no later than the second calendar year following the calendar year containing the Participant’s “separation from service” (as defined for purposes of Section 409A)) the “two years/two-times” involuntary separation pay exemption of Treasury Regulation § 1.409A-1(b)(9)(iii), which are hereby incorporated by reference.
For purposes of making a payment under this Agreement, if any amount is payable as a result of a Substantial Corporate Change, such event must also constitute a “change in ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A.
If the Participant is a “specified employee” as defined in Section 409A (and as applied according to procedures of the Company and its Subsidiaries) as of his or her separation from service, to the extent any payment under this Agreement constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A), and such payment is payable by reason of a separation from service, then to the extent required by Section 409A, no payments due under this Agreement may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.
8.Rights as Shareholder. Until all requirements for vesting of the RSUs pursuant to the terms of this Agreement and the Plan have been satisfied, the Participant shall not be deemed to be a shareholder of the Company, and shall have no dividend rights or voting rights with respect to the RSUs or any Shares underlying or issuable in respect of such RSUs until such Shares are actually issued to the Participant.
9.No Employment Contract. Nothing in the Plan or this Agreement constitutes an employment contract between the Company and the Participant and this Agreement shall not confer upon the Participant any right to continuation of employment with the Company or any of its Eligible Subsidiaries, nor shall this Agreement interfere in any way with the Company’s or any of its Eligible Subsidiaries right to terminate the Participant’s employment or at any time, with or without cause (subject to any employment agreement the Participant may otherwise have with the Company or an Eligible Subsidiary thereof and/or applicable law).
10.Board Authority. The Board and/or the Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of the Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether any RSUs have vested). All interpretations and determinations made by the Board and/or the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons and such determinations of the Board and/or the Committee do not have to be uniform nor do they have to consider whether Plan participants are similarly situated.
11.Headings. The captions used in this Agreement and the Plan are inserted for convenience and shall not be deemed to be a part of the RSUs for construction and interpretation.
12.Electronic Delivery.
(a)    If the Participant executes this Agreement electronically, for the avoidance of doubt, the Participant acknowledges and agrees that his or her execution of this Agreement electronically (through an on-line system established and maintained by the Company or a third party designated by the Company, or otherwise) shall have the same binding legal effect as would execution of this Agreement in paper form. The Participant acknowledges that upon request of the Company he or she shall also provide an executed, paper form of this Agreement.
(b)    If the Participant executes this Agreement in paper form, for the avoidance of doubt the parties acknowledge and agree that it is their intent that any agreement previously or subsequently entered into between the parties that is executed electronically shall have the same binding legal effect as if such agreement were executed in paper form.
(c)    If the Participant executes this Agreement multiple times (for example, if the Participant first executes this Agreement in electronic form and subsequently executes this Agreement in paper form), the Participant acknowledges and agrees that (i) no matter how many versions of this Agreement are executed and in whatever medium, this Agreement only evidences a single Award relating to the number of RSUs set forth in the Grant Notice and (ii) this Agreement shall be effective as of the earliest execution of this Agreement by the parties, whether in paper form or electronically, and the subsequent execution of this Agreement in the same or a different medium shall in no way impair the binding legal effect of this Agreement as of the time of original execution.
(d)    The Company may, in its sole discretion, decide to deliver by electronic means any documents related to the RSUs, to participation in the Plan, or to future awards granted under the Plan, or otherwise required to be delivered to the Participant pursuant to the Plan or under applicable law, including but not limited to, the Plan, this Agreement, the Plan prospectus and any reports of the Company generally provided to shareholders. Such means of electronic delivery may include, but do not necessarily include, the delivery of a link to the Company’s intranet or the internet site of a third party involved in administering the Plan, the delivery of documents via electronic mail (“e-mail”) or such other means of electronic delivery specified by the Company. By executing this Agreement, the Participant hereby consents to receive such documents by electronic delivery. At the Participant’s written request to the Secretary of the Company, the Company shall provide a paper copy of any document at no cost to the Participant.
13.Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her Data (as defined below) by and among, as necessary and applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s RSUs and participation in the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, and job title, any shares of Common Stock or directorships held in the Company, and details of the RSUs or other entitlement to shares of stock awarded, canceled, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.
The Participant understands that Data may be transferred to Fidelity Stock Plan Services, or any other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the Participant’s country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names of potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, the Employer and any other recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s RSUs and participation in the Plan. The Participant understands that he or she may, at any time, request access to Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.
Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment or service relationship with the Employer will not be affected; the only adverse consequence of refusing or withdrawing the Participant's consent is that the Company would not be able to grant RSUs or other equity awards to the Participant or to administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing consent may affect his or her ability to participate in the Plan. In addition, the Participant understands that the Company and its Subsidiaries have separately implemented procedures for the handling of Data which the Company believes permits the Company to use the Data in the manner set forth above notwithstanding the Participant’s withdrawal of such consent. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
14.Waiver of Right to Jury Trial. EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT OR EXPECTATION AGAINST THE OTHER TO TRIAL OR ADJUDICATION BY A JURY OF ANY CLAIM, CAUSE OR ACTION ARISING WITH RESPECT TO THE RSUS OR HEREUNDER, OR THE RIGHTS, DUTIES OR LIABILITIES CREATED HEREBY.
15.Agreement Severable. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

16.Governing Law and Venue. The laws of the State of Delaware (other than its choice of law provisions) shall govern this Agreement and its interpretation. For purposes of litigating any dispute that arises with respect to the RSUs, this Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation shall be conducted in the courts of New Castle County, or the United States Federal court for the District of Delaware, and no other courts; and waive, to the fullest extent permitted by law, any objection that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum. Any claim under the Plan, this Agreement or the RSUs must be commenced by the Participant within twelve (12) months of the earliest date on which the Participant’s claim first arises, or the Participant’s cause of action accrues, or such claim will be deemed waived by the Participant.
17.Nature of RSUs. In accepting the RSUs, the Participant acknowledges and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the award of RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, benefits in lieu of RSUs or other equity awards, even if RSUs have been awarded repeatedly in the past;
(c)    all decisions with respect to future equity awards, if any, shall be at the sole discretion of the Company;
(d)    the Participant’s participation in the Plan is voluntary;
(e)    the award of RSUs and the Shares subject to the RSUs, and the income and value of same, are an extraordinary item that (i) does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and (ii) is outside the scope of the Participant’s employment or service contract, if any;
(f)    the award of RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;
(g)    the award of RSUs and any Shares acquired under the Plan, and the income and value of same, are not intended to replace or supplement any pension rights or compensation
(h)    unless otherwise expressly agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of any Subsidiary;
(i)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(j)    the value of the Shares acquired upon vesting/settlement of the RSUs may increase or decrease in value;
(k)    in consideration of the award of RSUs, no claim or entitlement to compensation or damages shall arise from termination of the RSUs or from any diminution in value of the RSUs or the Shares upon vesting of the RSUs resulting from termination of the Participant’s employment or continuous service with the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of applicable labor laws of the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of the grant of the RSUs, the Participant agrees not to institute any claim against the Company or any Subsidiary; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement/electronically accepting this Agreement, Participant shall be deemed to irrevocable to have waived Participant’s entitlement to pursue or seek remedy for any such claim; and
(l)    neither the Company, the Employer nor any other Eligible Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant's local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon vesting.

18.Language. If the Participant has received the Plan, this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise prescribed by applicable law.
19.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
20.Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.
21.Insider Trading/Market Abuse Laws. The Participant acknowledges that, depending on the Participant's country, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to the Shares (e.g., RSUs) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant's country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should consult with his or her own personal legal and financial advisors on this matter.
22.Legal and Tax Compliance; Cooperation. If the Participant resides or is employed outside of the United States, the Participant agrees, as a condition of the grant of the RSUs, to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of Shares acquired pursuant to the RSUs) if required by and in accordance with local foreign exchange rules and regulations in the Participant 's country of residence (and country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its Eligible Subsidiaries, as may be required to allow the Company and its Eligible Subsidiaries to comply with local laws, rules and regulations in the Participant's country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant's personal legal and tax obligations under local laws, rules and regulations in the Participant 's country of residence (and country of employment, if different).
23.Private Offering. The grant of the RSUs is not intended to be a public offering of securities in the Participant's country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities with respect to the grant of the RSUs (unless otherwise required under local law). No employee of the Company is permitted to advise the Participant on whether the Participant should acquire Shares under the Plan or provide the Participant with any legal, tax or financial advice with respect to the grant of the RSUs. Investment in Shares involves a degree of risk. Before deciding to acquire Shares pursuant to the RSUs, the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares under the Plan or the disposition of them. Further, the Participant should carefully review all of the materials related to the RSUs and the Plan, and the Participant should consult with the Participant's personal legal, tax and financial advisors for professional advice in relation to the Participant's personal circumstances.
24.Foreign Asset/Account Reporting Requirements and Exchange Controls. The Participant's country may have certain foreign asset/ account reporting requirements and exchange controls which may affect the Participant's ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including any dividends paid on Shares, sale proceeds resulting from the sale of Shares acquired under the Plan) in a brokerage or bank account outside the Participant's country. The Participant may be required to report such accounts, assets, or transactions to the tax or other authorities in the Participant's country. The Participant may be required to repatriate sale proceeds or other funds received as a result of the Participant's participation in the Plan to the Participant's country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant's responsibility to be compliant with such regulations and the Participant should consult his or her personal legal advisor for any details.
25.Addendum B. Notwithstanding any provisions in the Agreement, the RSUs and any Shares subject to the RSUs shall be subject to any special terms and conditions for the Participant’s country of employment and country of residence, if different, as set forth in Addendum B. Moreover, if the Participant relocates to one of the countries including in Addendum B, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the RSUs (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). Addendum B constitutes part of this Agreement.
26.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant's participation in the Plan, on the RSUs and on any Shares subject to the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons and provided the imposition of the term or condition will not result in any adverse accounting expense to the Company, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
27.Recoupment. The RSUs granted pursuant to this Agreement are subject to the terms of the Danaher Corporation Recoupment Policy in the form approved by the Committee from time to time (including any successor thereto, the “Policy”) if and to the extent such Policy by its terms applies to the RSUs, and to the terms required by applicable law; and the terms of the Policy and such applicable law are incorporated by reference herein and made a part hereof. For purposes of the foregoing, the Participant expressly and explicitly authorize the Company to issue instructions, on the Participant's behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Participant's Shares and other amounts acquired pursuant to the Participant's RSUs, to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company's enforcement of the Policy. To the extent that the Agreement and the Policy conflict, the terms of the Policy shall prevail.
28.Notices. The Company may, directly or through its third party stock plan administrator, endeavor to provide certain notices to the Participant regarding certain events relating to awards that the Participant may have received or may in the future receive under the Plan, such as notices reminding the Participant of the vesting or expiration date of certain awards. The Participant acknowledges and agrees that (1) the Company has no obligation (whether pursuant to this Agreement or otherwise) to provide any such notices; (2) to the extent the Company does provide any such notices to the Participant the Company does not thereby assume any obligation to provide any such notices or other notices; and (3) the Company, its Subsidiaries and the third party stock plan administrator have no liability for, and the Participant has no right whatsoever (whether pursuant to this Agreement or otherwise) to make any claim against the Company, any of its Subsidiaries or the third party stock plan administrator based on any allegations of, damages or harm suffered by the Participant as a result of the Company’s failure to provide any such notices or the Participant’s failure to receive any such notices. The Participant further agrees to notify the Company upon any change in his or her residence address.
29.Limitations on Liability. Notwithstanding any other provisions of the Plan or this Agreement, no individual acting as a director, employee, or agent of the Company or any of its Subsidiaries will be liable to the Participant or the Participant’s spouse, beneficiary, or any other person or entity for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument he or she executes in such other capacity. No member of the Board or of the Committee will be liable for any action or determination (including, but limited to, any decision not to act) made in good faith with respect to the Plan or any RSUs.
30.Consent and Agreement With Respect to Plan. The Participant (1) acknowledges that the Plan and the prospectus relating thereto are available to the Participant on the website maintained by the Company’s third party stock plan administrator; (2) represents that he or she has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of his or her choice prior to executing this Agreement and fully understands all provisions of the Agreement and the Plan; (3) accepts these RSUs subject to all of the terms and provisions thereof; (4) consents and agrees to all amendments that have been made to the Plan since it was adopted in 2007 (and for the avoidance of doubt consents and agrees to each amended term reflected in the Plan as in effect on the date of this Agreement), and consents and agrees that all options and restricted stock units, if any, held by the Participant that were previously granted under the Plan as it has existed from time to time are now governed by the Plan as in effect on the date of this Agreement (except to the extent the Committee has expressly provided that a particular Plan amendment does not apply retroactively); and (5) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

[If the Agreement is signed in paper form, complete and execute the following:]

PARTICIPANT	DANAHER CORPORATION

Signature	Signature

Print Name	Print Name

Title

Residence Address

ADDENDUM A
If the Participant is a member of the Danaher Leadership Team, the performance objectives for the restricted stock unit grants referenced in the Agreement are, with respect to each Tranche of RSUs, the Company’s achievement of four consecutive fiscal quarters of positive net income during the period between the Date of Grant and the Time-Based Vesting Date with respect to such Tranche (as defined in Section 2(a) of the Agreement). These performance criteria are in addition to the time-based vesting criteria that apply to these RSUs.
ADDENDUM B
This Addendum includes additional terms and conditions that govern the RSUs granted to the Participant if the Participant works and/or resides in one of the countries listed herein. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Grant Notice, the Agreement or the Plan.
This Addendum may also include information regarding exchange controls, tax and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect as of June 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information contained herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time the Participant vests in the RSUs or sells Shares acquired under the Plan.
In addition, this Addendum is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country apply to the Participant’s specific situation.
If the Participant is a citizen or resident (or is considered as such for local tax purposes) of a country other than the one in which the Participant is currently residing and/or working, or if the Participant transfers employment and/or residency to another country after the grant of the RSUs, the information contained herein may not be applicable to the Participant in the same manner.
ARGENTINA
Labor Law Acknowledgement
This provision supplements Section 17 of the Agreement:
In accepting the RSUs, the Participant acknowledges and agrees that the grant of RSUs is made by the Company (not the Employer) in its sole discretion and that the value of the RSUs or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, without limitation, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.
If, notwithstanding the foregoing, any benefits under the Plan are considered as salary or wages for any purpose under Argentine labor law, the Participant acknowledges and agrees that such benefits shall not accrue more frequently than on the relevant Vesting Date(s).
Securities Law Notice
The Participant understands that neither the grant of the RSUs nor Shares issued pursuant to the RSUs constitute a public offering as defined by the Law N° 17,811, or any other Argentine law. The offering of the RSUs is a private placement and the underlying Shares are not listed on any stock exchange in Argentina. As such, the offering is not subject to the supervision of any Argentine governmental authority.
Exchange Control Notice
Following the sale of Shares and/or the receipt of dividends, Argentine residents may be subject to certain restrictions in bringing such funds back into Argentina. The Argentine bank handling the transaction may request certain documentation in connection with the request to transfer sale proceeds into Argentina (e.g., evidence of the sale, proof of the source of the funds used to purchase such shares, etc.). Argentine residents are solely responsible for complying with applicable Argentine exchange controls rules that may apply in connection with their participation in the Plan and/or the transfer of cash proceeds into Argentina. Prior to transferring cash proceeds into Argentina, Argentine residents should consult with their local bank and/

or exchange control advisor to confirm what will be required by the bank because interpretations of the applicable Central Bank regulations vary by bank and exchange control rules and regulations are subject to change without notice.
Foreign Asset/Account Reporting Information
If the Participant holds the Shares as of December 31 of any year, the Participant is required to report the holding of the Shares on his or her personal tax return for the relevant year.
AUSTRALIA
RSUs Conditioned on Satisfaction of Regulatory Obligations
If the Participant is (a) a director of a Subsidiary incorporated in Australia, or (b) a person who is a management-level executive of a Subsidiary incorporated in Australia and who also is a director of a Subsidiary incorporated outside of Australia, the grant of the RSUs is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) in Australia.
Australian Offer Document
The Participant understands that the offering of the Plan in Australia is intended to qualify for exemption from the prospectus requirements under Class Order 14/1000 issued by the Australian Securities and Investments Commission. Participation in the Plan is subject to the terms and conditions set forth in the Australian Offer Document, the Plan and this Agreement provided to the Participant.
Termination
Section 4(c) of this Agreement (Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Australia. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
Tax Information
The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).
Exchange Control Notice
Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for the Participant. If there is no Australian bank involved in the transfer, the Participant will be responsible for filing the report.
AUSTRIA
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Austria. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant's attainment of the statutory retirement age in Austria. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Austria.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in Austria, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Exchange Control Notice
If the Participant holds Shares acquired under the Plan outside of Austria, the Participant must submit a report to the Austrian National Bank. An exemption applies if the value of the Shares as of any given quarter does not exceed €30,000,000 or as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The annual reporting date is December 31 and the deadline for filing the annual report is January 31 of the following year.
When the Participant sells Shares acquired under the Plan or receives a dividend payment, there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all accounts abroad exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).
BELGIUM
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Belgium. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant's attainment of the statutory retirement age in Belgium. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Belgium.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in Belgium, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Foreign Asset/Account Reporting Information
The Participant is required to report any securities (e.g., Shares acquired under the Plan) or bank accounts (including brokerage accounts) opened and maintained outside of Belgium on his or her annual tax return. The Participant will also be required to complete a separate report, providing the National Bank of Belgium with details regarding any such account (including the account number, the name of the bank in which such account is held and the country in which such account is located). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption.
Stock Exchange Tax Information
From January 1, 2017, a stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax will apply when Shares acquired pursuant to the RSUs are sold. The Participant should consult with a personal tax or financial advisor for additional details on the Participant’s obligations with respect to the stock exchange tax.
BRAZIL
Labor Law Policy and Acknowledgment
This provision supplements Section 17 of the Agreement:
By accepting the RSUs, the Participant agrees that he or she is (i) making an investment decision; (ii) the Shares will be issued to the Participant only if the Vesting Conditions are met and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.
Compliance with Law
By accepting the RSUs, the Participant acknowledges that he or she agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the vesting of the RSUs, and the sale of Shares acquired under the Plan and the receipt of any dividends.
Foreign Asset/Account Reporting Information
If the Participant is a resident or domiciled in Brazil, the Participant may be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil. If the aggregate value of such assets and rights is US$100,000 or more but less than US$100,000,000, a declaration must be submitted annually. If the aggregate value exceeds US$100,000,000, a declaration must be submitted quarterly.
CANADA
RSUs Payable Only in Shares
RSUs granted to Participants in Canada shall be paid in Shares only. In no event shall any of such RSUs be paid in cash, notwithstanding any discretion contained in the Plan, or any provision in the Agreement to the contrary.
The following two provisions apply if the Participant is a resident of Quebec:
Consent to Receive Information in English
The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be written in English.
Les parties reconnaissent avoir exigé la rédaction en anglais du présent Contrat, ainsi que de tous documents exécutés, avis donnés ou procédures judiciaires intentées, en vertu du, ou liés directement ou indirectement, au présent Contrat.
Data Privacy
The following provision supplements Section 13 of the Agreement:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and its Subsidiaries, and any stock plan service provider that may be selected by the Company to assist with the Plan, to disclose and discuss the Plan with their respective advisors. The Participant further authorizes the Company and its Subsidiaries to record such information and to keep such information in his or her employee file.
Securities Law Notice
The Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares is listed. The Shares are currently listed on the New York Stock Exchange.
Foreign Asset/Account Reporting Information
Foreign property, including the RSUs, Shares acquired under the Plan, and other rights to receive shares of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time during the year. Thus, unvested RSUs must be reported - generally at a nil cost - if the C$100,000 cost threshold is exceeded because the Participant holds other foreign property. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if the Participant owns other shares of the Company, this ACB may need to be averaged with the ACB of the other shares. The Participant should consult his or her personal legal advisor to ensure compliance with applicable reporting obligations.
CHILE
Securities Law Notice
The grant of the RSUs is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.

a)	The starting date of the offer will be the Date of Grant (as defined in the Agreement), and this offer conforms to General Ruling No. 336 of the Chilean Superintendence of Securities and Insurance;

b)
The offer deals with securities not registered in the Registry of Securities or in the Registry of Foreign Securities of the Chilean Superintendence of Securities and Insurance, and therefore such securities are not subject to its oversight;

c)
The issuer is not obligated to provide public information in Chile regarding the foreign securities, as such securities are not registered with the Chilean Superintendence of Securities and Insurance; and

d)	The foreign securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.

a)
La fecha de inicio de la oferta será el de la fecha de otorgamiento (o “Date of Grant”, según este término se define en el documento denominado “Agreement”) y esta oferta se acoge a la norma de Carácter General N° 336 de la Superintendencia de Valores y Seguros Chilena;

b)
La oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la Superintendencia de Valores y Seguros Chilena, por lo que tales valores no están sujetos a la fiscalización de ésta;

c)	Por tratar de valores no inscritos en la Superintendencia de valores y Seguros Chilena no existe la obligación por parte del emisor de entregar en Chile información pública respecto de esos valores; y

d)	Esos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente.
Exchange Control Notice
According to the International Exchange Transaction Regulations (“IETR”) issued by the Central Bank of Chile, it is arguable whether the acquisition of the Shares for which the Participant does not remit funds abroad represents an “investment operation”. In case the acquisition qualifies as an investment operation under the IETR and the aggregate value of any Shares exceeds US$10,000, the Participant must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank within the first ten (10) days of the month following the settlement of the RSUs.
The Participant is not required to repatriate funds obtained from the sale of Shares or the receipt of any dividends to Chile. However, if the Participant decides to repatriate such funds, the Participant must do so through the Formal Exchange Market if the amount of the funds exceeds US$10,000. In such case, the Participant must report the payment to a commercial bank or registered foreign exchange office receiving the funds. However, if the Participant does not repatriate the funds and uses such funds for the payment of other obligations contemplated under a different Chapter of the Foreign Exchange Regulations, the Participant must sign Annex 1 of the Manual of Chapter XII of the Foreign Exchange Regulations and file it directly with the Central Bank of Chile within the first ten (10) days of the month immediately following the transaction.
If the Participant’s aggregate investments held outside of Chile exceeds US$5,000,000 (including the value of Shares acquired under the Plan), the Participant must report the investments annually to the Central Bank. Annex 3.1 of Chapter XII of the Foreign Exchange Regulations must be used to file this report.
Please note that exchange control regulations in Chile are subject to change. The Participant should consult with his or her personal legal advisor regarding any exchange control obligations that the Participant may have prior to the vesting of the RSUs.
Foreign Asset/Account Reporting Information
The Chilean Internal Revenue Service (“CIRS”) requires all taxpayers to provide information annually regarding: (i) the taxes paid abroad which they will use as a credit against Chilean income taxes, and (ii) the results of foreign investments. These annual reporting obligations must be complied with by submitting a sworn statement setting forth this information before March 21 of each year. The forms to be used to submit the sworn statement are Tax Form 1853 “Annual Sworn Statement Regarding Credits for Taxes Paid Abroad” and Tax Form 1851 “Annual Sworn Statement Regarding Investments Held Abroad.” If the Participant is not a Chilean citizen and has been a resident in Chile for less than three years, the Participant is exempt from the requirement to file Tax Form 1853. These statements must be submitted electronically through the CIRS website: www.sii.cl.
CHINA
Exchange Control Restrictions Applicable to Participants who are PRC Nationals
The Participant understands and agrees that upon RSU vesting the underlying Shares may be sold immediately or, at the Company’s discretion, at a later time. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant’s behalf pursuant to this authorization), and the Participant expressly authorizes such broker to complete the sale of such Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to the Participant in accordance with applicable exchange control laws and regulations and provided any liability for Tax Related-

Items resulting from the vesting of the RSUs has been satisfied. Due to fluctuations in the Share price and/or the U.S. Dollar exchange rate between the Vesting Date and (if later) the date on which the Shares are sold, the sale proceeds may be more or less than the fair market value of the Shares on the Vesting Date. The Participant understands and agrees that the Company is not responsible for the amount of any loss the Participant may incur and that the Company assumes no liability for any fluctuations in the Share price and/or U.S. Dollar exchange rate.
The Participant understands and agrees that, due to exchange control laws in China, the Participant will be required to immediately repatriate to China the cash proceeds from the sale of any Shares acquired at vesting of the RSUs and any dividends received in relation to the Shares. The Participant further understands that, under local law, such repatriation of the cash proceeds may need to be effectuated through a special exchange control account to be approved by the local foreign exchange administration, and the Participant hereby consents and agrees that the proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares may be transferred to such special account prior to being delivered to the Participant. The proceeds may be paid to the Participant in U.S. Dollars or local currency at the Company’s discretion. In the event the proceeds are paid to the Participant in U.S. Dollars, the Participant understands that he or she will be required to set up a U.S. Dollar bank account in China and provide the bank account details to the Employer and/or the Company so that the proceeds may be deposited into this account. In addition, the Participant understands and agrees that the Participant will be responsible for converting the proceeds into Renminbi Yuan at the Participant’s expense.
If the proceeds are paid to the Participant in local currency, the Participant agrees to bear any currency fluctuation risk between the time the Shares are sold or dividends are paid and the time the proceeds are distributed to the Participant through any such special account.
Exchange Control Notice Applicable to Participants in the PRC
The Participant understands that exchange control restrictions may limit the Participant’s ability to access and/or convert funds received under the Plan, particularly if these amounts exceed US$50,000. The Participant should confirm the procedures and requirements for withdrawals and conversions of foreign currency with his or her local bank prior to the vesting of the RSUs/sale of Shares.
The Participant agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in the Peoples’ Republic of China.
Foreign Asset/Account Reporting Information
PRC residents are required to report to SAFE details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-PRC residents, either directly or through financial institutions. The Participant may be subject to reporting obligations for the Shares or awards acquired under the Plan and Plan-related transactions. It is the Participant's responsibility to comply with this reporting obligation and the Participant should consult his/her personal tax advisor in this regard.
COLOMBIA
Labor Law Acknowledgement
The following provision supplements Section 17 of the Agreement:
The Participant acknowledges that pursuant to Article 128 of the Colombian Labor Code, the Plan, the RSUs, the underlying Shares, and any other amounts or payments granted or realized from participation in the Plan do not constitute a component of the Participant's “salary” for any legal purpose. To this extent, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions or any other labor-related amount which may be payable.
Exchange Control Notice
If the Participant holds investments outside Colombia (including Shares acquired under the Plan) and the aggregate value of such investments is US$500,000 or more as of December 31 of any year, the Participant will be required to register such investments with the Central Bank (Banco de la República) as foreign investments held abroad. Upon the subsequent sale or other disposition of any previously-registered investments, the Participant may choose to keep the resulting proceeds abroad, or to repatriate them to Colombia. If the Participant chooses to repatriate funds to Colombia and has not registered the investment with Banco de la República, a Form No. 5 must be filed with Banco de la República upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction. If the investment was previously registered with Banco de la República, the Participant will need to file Form No. 4 upon conversion of funds into local currency, which should be duly completed to reflect the nature of the transaction. If Shares are sold immediately upon receipt, no registration is required because no Shares are held abroad. It is the Participant's responsibility to comply with Colombian exchange control requirements.
CROATIA
Exchange Control Notice
The Participant must report any foreign investments (including Shares acquired under the Plan) to the Croatian National Bank for statistical purposes. However, because exchange control regulations may change without notice, the Participant should consult with his or her legal advisor to ensure compliance with current regulations. It is the Participant’s responsibility to comply with Croatian exchange control laws.
Czech Republic
Termination
Section 4(c) of this Agreement (Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in the Czech Republic. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
Exchange Control Notice
Upon request of the Czech National Bank (the “CNB”), the Participant may need to report the following to the CNB: foreign direct investments, financial credits from abroad, investment in foreign securities and associated collection and payments (Shares and proceeds from the sale of the Shares may be included in this reporting requirement). The Participant may need to report the following even in the absence of a request from the CNB: foreign direct investments with a value of CZK 2,500,000 or more in the aggregate or other foreign financial assets with a value of CZK 200,000,00 or more. Because exchange control regulations change frequently and without notice, the Participant should consult his or her personal legal advisor prior to vesting of the RSUs and the sale of Shares to ensure compliance with current regulations. It is the Participant’s responsibility to comply with Czech exchange control laws, and neither the Company nor any Subsidiary will be liable for any resulting fines or penalties.
DENMARK
Danish Stock Option Act
By accepting the RSUs, the Participant acknowledges that he or she has received a Danish translation of an Employer Statement, which is being provided to comply with the Danish Stock Option Act.
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Denmark. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant's attainment of the statutory retirement age in Denmark. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Denmark.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in Denmark, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Foreign Asset/Account Reporting Information
The establishment of an account holding Shares or an account holding cash outside Denmark must be reported to the Danish Tax Administration. The form which should be used in this respect may be obtained from a local bank. (Please note that these obligations are separate from and in addition to the securities/tax reporting obligations described below.)
Securities Law/Tax Notice

If the Participant holds Shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, the Participant is required to inform the Danish Tax Administration about the account. For this purpose, the Participant must file a Form V (Erklaering V) with the Danish Tax Administration. Both the Participant and the bank/broker must sign the Form V. By signing the Form V, the bank/broker undertakes an obligation, without further request each year and not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the account. In the event that the applicable broker or bank with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage account and Shares deposited therein to the Danish Tax Administration as part of his or her annual income tax return. By signing the Form V, the Participant authorizes the Danish Tax Administration to examine the account. A sample of the Form V can be found at the following website: www.skat.dk.
In addition, if the Participant opens a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, the Participant is also required to inform the Danish Tax Administration about this account. To do so, the Participant must also file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by the Participant and by the applicable broker or bank where the account is held. By signing the Form K, the broker/bank undertakes an obligation, without further request each year and not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the account. In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of the Participant’s annual income tax return. By signing the Form K, the Participant authorizes the Danish Tax Administration to examine the account. A sample of Form K can be found at the following website: www.skat.dk.
FINLAND
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Finland. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant's attainment of the statutory retirement age in Finland. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Finland.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in Finland, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
FRANCE
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in France. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant's attainment of the statutory retirement age in France. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in France.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in France, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Consent to Receive Information in English

By accepting the RSUs, the Participant confirms having read and understood the Plan, the Grant Notice, the Agreement and this Addendum B, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of those documents accordingly.
Consentement afin de Recevoir des Informations en Anglais
En acceptant les  droits sur des actions assujettis à restrictions (« restricted stock units » ou « RSUs »), le Participant confirme avoir lu et compris le Plan, la Notification d’Attribution, le Contrat et la présente Annexe B, en ce compris tous les termes et conditions y relatifs, qui ont été fournis en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.
Foreign Asset/Account Reporting Information
The Participant may hold any Shares acquired under the Plan, any sales proceeds resulting from the sale of Shares or any dividends paid on such Shares outside of France, provided the Participant declares all foreign accounts, whether open, current, or closed, in his or her income tax return.
GERMANY
Termination
Section 4(c) of this Agreement (Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Germany. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
Exchange Control Notice
Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of Shares or the receipt of dividends), the report must be made by the 5th day of the month following the month in which the payment was received. The form must be filed electronically and the form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Participant is responsible for complying with applicable reporting requirements.
HONG KONG
Form of Settlement
Notwithstanding any discretion contained in the Plan or anything to the contrary in the Agreement, the RSUs are payable in Shares only.
Sale Restriction
Shares received at vesting are accepted as a personal investment. In the event that the RSUs vest and Shares are issued to the Participant (or the Participant's heirs) within six months of the Date of Grant, the Participant (or the Participant's heirs) agrees that the Shares will not be offered to the public or otherwise disposed of prior to the six-month anniversary of the Date of Grant.
Securities Law Notice
WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of this document, the Participant should obtain independent professional advice. Neither the grant of the RSUs nor the issuance of the Shares upon vesting of the RSUs constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its Subsidiaries. The Agreement, including this Addendum B, the Plan and other incidental communication materials distributed in connection with the RSUs (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company or its Subsidiaries and may not be distributed to any other person.
Nature of Scheme

The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
HUNGARY
Termination
Section 4(c) of this Agreement (Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Hungary. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
INDIA
Exchange Control Notice
The Participant must repatriate any proceeds from the sale of the Shares and any cash dividends acquired under the Plan to India and convert the proceeds into local currency within a certain period from the time of receipt (90 days for sale proceeds and within 180 days for dividend payments, or such other period of time as required under applicable regulations). The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
It is the Participant’s responsibility to comply with exchange control laws in India, and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws.
Foreign Asset/Account Reporting Information
The Participant is required to declare his or her foreign bank accounts and any foreign financial assets (including Shares held outside India) in the Participant’s annual tax return.  It is the Participant’s responsibility to comply with this reporting obligation and the Participant should consult his or her personal advisor in this regard as significant penalties may apply in the case of non-compliance.
INDONESIA
Exchange Control Notice
Indonesian residents must provide Bank Indonesia with information on foreign exchange activities (e.g., remittance of proceeds from the sale of Shares into Indonesia) via a monthly report submitted online through Bank Indonesia’s website. The report is due no later than the 15th day of the month following the month in which the activity occurred.
In addition, when proceeds from the sale of Shares are remitted into Indonesia, a statistical reporting requirement will apply and the Indonesian bank executing the transaction may request information from the Participant and the Participant will be obliged to provide such information so that the bank can fulfill this reporting requirement to Bank Indonesia.
IRELAND
Termination
Section 4(c) of this Agreement (Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Ireland. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
ISRAEL
Trust Arrangement
The Participant understands and agrees that the RSUs awarded under the Agreement are awarded subject to and in accordance with the terms and conditions of the Plan, the Sub-Plan for Israel (the “Sub-Plan”), the Trust Agreement (the “Trust Agreement”) between the Company and the Company’s trustee appointed by the Company or its Subsidiary in Israel (the “Trustee”), or any successor trustee. In the event of any inconsistencies between the Sub-Plan, the Agreement and/or the Plan, the Sub-Plan will govern.
Type of Grant

The RSUs are intended to qualify for favorable tax treatment in Israel as a “102 Capital Gains Track Grant” (as defined in the Sub-Plan) subject to the terms and conditions of “Section 102” (as defined in the Sub-Plan) and the rules promulgated thereunder. Notwithstanding the foregoing, by accepting the RSUs, the Participant acknowledges that the Company cannot guarantee or represent that the favorable tax treatment under Section 102 will apply to the RSUs.
By accepting the RSUs, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the terms and provisions of Section 102, the Plan, the Sub-Plan, the Trust Agreement and the Agreement; (b) accepts the RSUs subject to all of the terms and conditions of the Agreement, the Plan, the Sub-Plan, the Trust Agreement and Section 102 and the rules promulgated thereunder; and (c) agrees that the RSUs and/or any Shares issued in connection therewith, will be registered for the benefit of the Participant in the name of the Trustee as required to qualify under Section 102.
The Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan, or any RSUs or the Shares granted thereunder. The Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with Section 102 and the Income Tax Ordinance (New Version) - 1961 (“ITO”).
Electronic Delivery
The following provision supplements Section 12 of the Agreement.
To the extent required pursuant to Israeli tax law and/or by the Trustee, the Participant consents and agrees to deliver hard-copy written notices and/or actual copies of any notices or confirmations provided by the Participant related to his or her participation in the Plan.
Data Privacy
The following provision supplements Section 13 of the Agreement:
Without derogating from the scope of Section 13 of the Agreement, the Participant hereby explicitly consents to the transfer of Data between the Company, the Trustee, and/or a designated Plan broker, including any requisite transfer of such Data outside of the Participant’s country and further transfers thereafter as may be required to a broker or other third party.
Securities Law Information
This grant does not constitute a public offering under the Securities Law, 1968.
ITALY
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Italy. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant's attainment of the statutory retirement age in Italy. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Italy.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in Italy, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Data Privacy
The following provision replaces Section 13 of the Agreement:
The Participant understands that the Company, the Employer and any other Subsidiary may hold certain personal information about the Participant, including, but not limited to, the Participant's name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of RSUs or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, managing and administering the Plan.

The Participant also understands that providing the Company with Data is necessary for the performance of the Plan and that the Participant's refusal to provide such Data would make it impossible for the Company to perform its contractual obligations which may affect the Participant's ability to participate in the Plan. The Controller of personal data processing is Danaher Corporation, with registered offices at 2200 Pennsylvania Avenue, N.W. Suite 800W, Washington, DC 20037, and Participant’s employer, which is also the Company’s representative in Italy for privacy purposes pursuant to Legislative Decree no. 196/2003.
The Participant understands that Data will not be publicized, but it may be accessible by the Participant’s Employer and within the Employer’s organization by its internal and external personnel in charge of processing of such Data and by the data processor (the “Processor”), if any. An updated list of Processors and other transferees of Data is available upon request from the Employer. Furthermore, Data may be transferred to Fidelity Stock Plan Services and its affiliated companies, any banks, other financial institutions or brokers involved in the management and administration of the Plan. The Participant understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company. Where required under applicable law, Data may also be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made. The Participant further understands that the Company and/or any Subsidiary will transfer Data among themselves as necessary for the purpose of implementation, administering and managing the Participant’s participation in the Plan, and that the Company and/or any Subsidiary may each further transfer Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom he or she may elect to deposit any Shares or cash acquired under the Plan. Such recipients may receive, possess, use, retain and transfer Data in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that these recipients may be acting as controllers, Processors or persons in charge of processing, as the case may be, in accordance with local law and may be located in or outside the European Economic Area, in countries such as the United States or elsewhere, that might not provide the same level of protection as intended under Italian data privacy laws. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.
The Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including the transfer of Data abroad, including outside of the European Economic Area, as specified herein and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto as it is necessary to the performance of law and contractual obligations related to implementation, administration and management of the Plan. The Participant understands that, pursuant to section 7 of the Legislative Decree no. 196/2003, the Participant has the right to, including but not limited to, access, delete, update, correct, or terminate, for legitimate reason, the Data processing. The Participant should contact the Employer in this regard.
Furthermore, the Participant is aware that Data will not be used for direct marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant’s Employer human resources department.
Plan Document Acknowledgement
In accepting the RSUs, the Participant acknowledges that he or she has received a copy of the Plan and the Agreement, has reviewed the Plan and the Agreement (including this Addendum B), in their entirety and fully understands and accepts all provisions of the Plan and the Agreement (including this Addendum B).
The Participant further acknowledges that he or she has read and specifically and expressly approves without limitation, the following sections of the Agreement: Section 7: Tax Obligations; Section 16: Governing Law and Venue; Section 17: Nature of RSUs; Section 25: Addendum B; Section 26: Imposition of Other Requirements; Section 27: Recoupment; and the Data Privacy section above.
Foreign Asset/Account Reporting Information
Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

JAPAN
Foreign Asset/Account Reporting Information
The Participant will be required to report details of any assets held outside Japan as of December 31st to the extent such assets have a total net fair market value exceeding ¥50,000,000. This report is due by March 15 each year. The Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to him or her and whether the requirement extends to any outstanding RSUs or Shares acquired under the Plan.
KOREA
Exchange Control Notice
Exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares to repatriate the sale proceeds back to Korea within three (3) years of the sale/receipt. However, it is expected that proceeds from the sale of Shares will no longer be subject to this requirement if the underlying RSU is granted on or after July 18, 2017. The Participant should consult with his or her personal legal advisor to ensure compliance with applicable requirements.
Foreign Asset/Account Reporting Information
Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) based in foreign countries that have not entered into an “inter-governmental agreement for automatic exchange of tax information” with Korea to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency). The Participant should consult with the Participant's personal tax advisor for additional information about this reporting obligation, including whether or not there is an applicable inter-governmental agreement between Korea and the U.S. (or any other country where the Participant may hold any Shares or cash acquired in connection with the Plan).
MEXICO
Labor Law Acknowledgement
This provision supplements Section 17 of the Agreement.
By accepting the RSUs, the Participant acknowledges that he or she understands and agrees that: (i) the RSUs are not related to the salary and other contractual benefits granted to the Participant by the Employer; and (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of employment.
Policy Statement
The grant of the RSUs the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with registered offices at 2200 Pennsylvania Avenue, NW, Suite 800W, Washington, D.C., 20037, United States of America, is solely responsible for the administration of the Plan. Participation in the Plan and the acquisition of Shares under the Plan does not, in any way establish an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis and the sole employer is the Subsidiary employing the Participant, as applicable, nor does it establish any rights between the Participant and the Employer.
Plan Document Acknowledgment
By participating in the Plan, Participant acknowledges that he or she has received copies of the Plan and the Agreement, has reviewed the Plan and the Agreement in their entirety and fully understands and accept all provisions of the Plan and the Agreement.
In addition, by participating in the Plan, the Participant further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in Section 17 of the Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries are not responsible for any decrease in the value of the Shares underlying the RSUs.

Finally, the Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of participation in the Plan and therefore grants a full and broad release to the Employer and the Company and its Subsidiaries with respect to any claim that may arise under the Plan.
Spanish Translation
Reconocimiento de la Ley Laboral
Esta disposición complementa la Sección 17 del Acuerdo.
Al aceptar el RSU,el Participante reconoce entiende y acuerda que: (i) la RSU no se encuentra relacionada con el salario ni con otras prestaciones contractuales concedidas al Participante por del patrón; y (ii) cualquier modificación del Plan o su terminación no constituye un cambio o detrimento en los términos y condiciones de empleo.
Declaración de Política
La concesión del RSU que la Compañía está haciendo bajo el Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin ninguna responsabilidad.
La Compañía, con oficinas registradas ubicadas en 2200 Pennsylvania Avenue, NW, Suite 800W, Washington, D.C., Estados Unidos de Norteamérica, es la única responsable por la administración del Plan. La participación en el Plan y la adquisición de Acciones no establece de forma alguna, una relación de trabajo entre el Participante y la Compañía, ya que la participación en el Plan por parte del Participante es completamente comercial y el único patrón es la Subsidiaria que esta contratando al que tiene la RSU, en caso de ser aplicable, así como tampoco establece ningún derecho entre el que tiene la RSU y el patrón.
Reconocimiento del Plan de Documentos
Al participar en el Plan, el Participante reconoce que ha recibido copias del Plan y del Acuerdo, mismos que ha revisado en su totalidad y los entiende completamente y, que ha entendido y aceptado las disposiciones contenidas en el Plan y en el Acuerdo.
Adicionalmente, al participar en el Plan, el Participante reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la Sección 17 del Acuerdo, en la cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, así como sus Subsidiarias no son responsables por cualquier detrimento en el valor de las Acciones en relación con la RSU.
Finalmente, el Participante declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la participación en el Plan y en consecuencia, otorga el más amplio finiquito a su patrón, así como a la Compañía, a sus Subsidiarias con respecto a cualquier demanda que pudiera originarse en virtud del Plan.
THE NETHERLANDS
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in the Netherlands. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant's attainment of the statutory retirement age in the Netherlands. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in the Netherlands.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in the Netherlands, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
NORWAY
None.

POLAND
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Poland. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant's attainment of the statutory retirement age in Poland. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Poland.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in Poland, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Exchange Control Notice
Polish residents holding foreign securities (e.g., Shares) and/or maintaining accounts abroad are obligated to file quarterly reports with the National Bank of Poland incorporating information on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets held abroad) exceeds PLN 7,000,000.
Polish residents are also required to transfer funds through a bank account in Poland if the transferred amount in any single transaction exceeds a specified threshold (currently EUR 15,000). Polish residents are required to store documents connected with foreign exchange transactions for a period of five years from the date the exchange transaction was made.
QATAR
None.
RUSSIA
Securities Law Notice
The Participant acknowledges that the Agreement, the grant of the RSUs, the Plan and all other materials the Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Shares to be issued under the Plan have not and will not be registered in Russia, nor will they be admitted for listing on any Russian exchange for trading within Russia. Thus, the Shares described in any Plan documents may not be offered or placed in public circulation in Russia. In no event will the Shares to be issued under the Plan be delivered to the Participant in Russia. All the Shares acquired under the Plan will be maintained on behalf of the Participant outside of Russia. The Participant will not be permitted to sell or otherwise transfer the Shares directly to a Russian legal entity or resident.
Exchange Control Notification
Under current exchange control regulations in Russia, the Participant is required to repatriate certain cash amounts received with respect to the RSUs (including proceeds from the sale of the Shares) to Russia as soon as the Participant intends to use those cash amounts for any purpose, including reinvestment. Such funds must initially be credited to the Participant through a foreign currency account at an authorized bank in Russia. After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws. As an express statutory exception to the above-mentioned repatriation rule, cash dividends paid on the Shares can be paid directly to a foreign bank or brokerage account opened with a bank located in an OECD (Organization for Economic Co-operation and Development) or FATF (Financial Action Task Force) country. As of January 1, 2018,  cash proceeds from the sale of the Shares listed on one of the foreign stock exchanges on the list provided for by the Russian Federal law “On the Securities Market”, can also be paid directly to a foreign bank or brokerage account opened with a bank located in an OECD or FATF country. Other statutory exceptions may apply, and the Participant should consult with his or her personal legal advisory in this regard.
Foreign Asset/Account Reporting Information
The Participant is required to report the opening, closing or change of details of any foreign bank account to Russian tax authorities within one month of opening, closing or change of details of such account. The Participant is also required to report (i) the beginning and ending balances in such a foreign bank account each year, and (ii) transactions related to such a foreign account during the year to the Russian tax authorities, on or before June 1 of the following year.  For example, the relevant form for the reporting year 2016 is due on or before June 1, 2017.  The tax authorities may require supporting documents related to transactions in such foreign bank accounts.  The Participant should consult his or her personal tax advisor to determine and ensure compliance with his or her foreign asset/account reporting obligations.
Data Privacy. This data privacy consent replaces Section 13 of the Agreement:

1.Purposes for processing of the Personal Data		1. Цели обработки Персональных данных
1.1.	Granting to the Participant restricted share units or rights to purchase shares of common stock.	1.1.	Предоставление Субъектам персональных данных ограниченных прав на акции (RSU) или прав покупки обыкновенных акций.
1.2.	Compliance with the effective Russian Federation laws;	1.2.	Соблюдение действующего законодательства Российской Федерации;

2.The Participant hereby grants consent to processing of the personal data listed below		2. Субъект персональных данных настоящим дает согласие на обработку перечисленных ниже персональных данных
2.1.	Last name, first name, patronymic, year, month, date and place of birth, gender, age, address, citizenship, information on education, contact details (home address(es), direct office, home and mobile telephone numbers, e-mail address, etc.), photographs;	2.1.
Фамилия, имя, отчество, год, месяц, дата и место рождения, пол, возраст, адрес, гражданство, сведения об образовании, контактная информация (домашний(е) адрес(а), номера прямого офисного, домашнего и мобильного телефонов, адрес электронной почты и др.), фотографии;

2.2.	Information contained in personal identification documents (including passport details), tax identification number and number of the State Pension Insurance Certificate, including photocopies of passports, visas, work permits, drivers licenses, other personal documents;	2.2.
Сведения, содержащиеся в документах, удостоверяющих личность, в том числе паспортные данные, ИНН и номер страхового свидетельства государственного пенсионного страхования, в том числе фотокопии паспортов, виз, разрешений на работу, водительских удостоверений, других личных документов;

2.3.	Information on employment, including the list of duties, information on the current and former employers, information on promotions, disciplinary sanctions, transfer to other position / work, etc.;	2.3.
Информация о трудовой деятельности, включая должностные обязанности, информация о текущем и прежних работодателях, сведения о повышениях, дисциплинарных взысканиях, переводах на другую должность/работу, и т.д.;

2.4.	Information on the Participant’s salary amount, information on salary changes, on participation in employer benefit plans and programs, on bonuses paid, etc.;	2.4.
Информация о размере заработной платы Субъекта персональных данных, данные об изменении заработной платы, об участии в премиальных системах и программах Работодателя, информация о выплаченных премиях, и т.д.;

2.5.	Information on work time, including hours scheduled for work per week and hours actually worked;	2.5.	Сведения о рабочем времени, включая нормальную продолжительность рабочего времени в неделю и количество фактически отработанного рабочего времени;
2.6.	Information on potential membership of certain categories of employees having rights for guarantees and benefits in accordance with the Russian Federation Labor Code and other effective legislation;	2.6.	Сведения о принадлежности к определенным категориям работников, которым предоставляются гарантии и льготы в соответствии с Трудовым кодексом Российской Федерации и иным действующим законодательством;
2.7.	Information on the Participant’s tax status (exempt, tax resident status, etc.);	2.7.	Информация о налоговом статусе Субъекта персональных данных (освобождение от уплаты налогов, является ли налоговым резидентом и т.д.);
2.8.	Information on shares of Common Stock or directorships held by the Participant, details of all awards or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding;	2.8.
Информация об обыкновенных акциях или членстве в совете директоров Субъекта персональных данных, обо всех программах вознаграждения или иных правах на получение обыкновенных акций, которые были предоставлены, аннулированы, исполнены, погашены, непогашены или подлежат выплате.

2.9.	Any other information, which may become necessary to the Company in connection with the purposes specified in Clause 2 above.	2.9.	Любые иные данные, которые могут потребоваться Операторам в связи с осуществлением целей, указанных в п. 3 выше.

the “Personal Data”		далее – «Персональные данные»
3.1.The Participant hereby consents to performing the following operations with the Personal Data:		3.1.Субъект персональных данных настоящим дает согласие на совершение с Персональными данными перечисленных ниже действий:
3.1.1.	processing of the Personal Data, including collection, systematization, accumulation, storage, verification (renewal, modification), use, dissemination (including transfer), impersonalizing, blockage, destruction;	3.1.1.
обработка Персональных данных, включая сбор, систематизацию, накопление, хранение, уточнение (обновление, изменение), использование, распространение (в том числе передача), обезличивание, блокирование, уничтожение персональных данных;

3.1.2.	transborder transfer of the Personal Data to îperators located on the territory of foreign states. The Participant hereby confirms that he was notified of the fact that the recipients of the Personal Data may be located in foreign states that do not ensure adequate protection of rights of personal data subjects;	3.1.2.
трансграничная передача Персональных данных операторам на территории любых иностранных государств. Субъект персональных данных настоящим подтверждает, что он был уведомлен о том, что получатели Персональных данных могут находиться в иностранных государствах, не обеспечивающих адекватной защиты прав субъектов персональных данных;

3.1.3.	including Personal Data into generally accessible sources of personal data (including directories, address books and other), placing Personal Data on the Company's web-sites on the Internet.	3.1.3.	включение Персональных данных в общедоступные источники персональных данных (в том числе справочники, адресные книги и т.п.), размещение Персональных данных на сайтах Операторов в сети Интернет.
3.2.General description of the data processing methods used by the Company		3.2. Общее описание используемых Оператором(ами) способов обработки персональных данных
3.2.1.When processing the Personal Data, the Company undertakes the necessary organizational and technical measures for protecting the Personal Data from unlawful or accidental access to them, from destruction, change, blockage, copying, dissemination of Personal Data, as well as from other unlawful actions.

3.2.1. При обработке Персональных данных Операторы принимают необходимые организационные и технические меры для защиты Персональных данных от неправомерного или случайного доступа к ним, уничтожения, изменения, блокирования, копирования, распространения Персональных данных, а также от иных неправомерных действий.

3.2.2.Processing of the Personal Data by the Company shall be performed using the data processing methods that ensure confidentiality of the Personal Data, except where: (1) Personal Data is impersonalized; and (2) in relation to publicly available Personal Data; and in compliance with the established requirements to ensuring the security of personal data, the requirements to the tangible media of biometric personal data and to the technologies for storage of such data outside personal data information systems in accordance with the effective legislation.

3.2.2. Обработка Персональных данных Операторами осуществляется при помощи способов, обеспечивающих конфиденциальность таких данных, за исключением следующих случаев: (1) в случае обезличивания Персональных данных; (2) в отношении общедоступных Персональных данных; и при соблюдении установленных требований к обеспечению безопасности персональных данных, требований к материальным носителям биометрических персональных данных и технологиям хранения таких данных вне информационных систем персональных данных в соответствии с действующим законодательством.

4.Term, revocation procedure		4.Срок, порядок отзыва
This Statement of Consent is valid for an indefinite term. The Participant may revoke this consent by sending to Company a written notice at least ninety (90) days in advance of the proposed consent revocation date. The Participant agrees that during the specified notice period the Company is not obliged to cease processing of Personal Data or destroy the Personal Data of the Participant.

Настоящее согласие действует в течение неопределенного срока. Субъект персональных данных может отозвать настоящее согласие путем направления Оператору(ам) письменного(ых) уведомления(ий) не менее чем за 90 (девяносто) дней до предполагаемой даты отзыва настоящего согласия. Субъект персональных данных соглашается на то, что в течение указанного срока Оператор(ы) не обязан(ы) прекращать обработку персональных данных и уничтожать персональные данные Субъекта персональных данных.

SINGAPORE

Securities Law Notice
The grant of the RSUs is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not made to Participant with a view to the Shares being subsequently offered for sale to any other party. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the RSUs are subject to section 257 of the SFA and the Participant should not make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the RSUs in Singapore, unless such sale or offer is made after six (6) months from the Date of Grant or pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA. The Company’s Common Stock is traded on the New York Stock Exchange, which is located outside of Singapore, under the ticker symbol “DHR” and the Shares acquired under the Plan may be sold through this exchange.
Chief Executive Officer and Director Notification Requirement
If the Participant is the Chief Executive Officer (the “CEO”), or a director, associate director, or shadow director if a Singapore Subsidiary of the Company, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when the Participant receives an interest (e.g., RSUs, Shares, etc.) in the Company or any related company. In addition, the Participant must notify the Singapore Subsidiary when the Participant sells the Shares of the Company or any related company (including when the Participant sells the Shares acquired under the Plan). These notifications must be made within two (2) business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon vesting of the RSUs or when Shares acquired under the Plan are subsequently sold), or (iii) becoming the CEO / or a director.
SLOVAK REPUBLIC
Termination
Section 4(c) of this Agreement (Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Slovakia. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
SOUTH AFRICA
Tax Obligations
This provision supplements Section 7(a) of the Agreement:
By accepting the RSUs, the Participant agrees to immediately notify the Employer of the amount of any gain realized upon vesting of the RSUs. If the Participant fails to advise the Employer of the gain realized at vesting, the Participant may be liable for a fine. The Participant will be responsible for paying any difference between the actual tax liability and the amount of tax withheld by the Company or Employer.
Securities Law Notice
In compliance with South African securities laws, the documents listed below are available on the following websites:

i.	a copy of the Company's most recent annual report (i.e., Form 10-K) is available at: https://investors.danaher.com/sec-filings;

ii.	a copy of the Plan is attached as an exhibit to the Company’s annual report (i.e., Form 10-K) available at https://investors.danaher.com/sec-filings; and

iii.	a copy of the Plan Prospectus is available at www.fidelity.com.
A copy of the above documents will be sent to the Participant free of charge on written request to Danaher Corporation, 2200 Pennsylvania Avenue, N.W. Suite 800W, Washington, DC 20037, USA Attention: Corporate Secretary.
The Participant should carefully read the materials provided before making a decision whether to participate in the Plan. In addition, the Participant should contact his or her tax advisor for specific information concerning the Participant’s personal tax situation with regard to Plan participation.
Exchange Control Notice

The RSUs may be subject to exchange control regulations in South Africa. In particular, if the Participant is a South African resident for exchange control purposes, he or she is required to obtain approval from the South African Reserve Bank for payments (including payments of proceeds from the sale of the Shares) that he or she receives into accounts based outside of South Africa (e.g., a U.S. brokerage account). Because exchange control regulations are subject to change, the Participant should consult with his or her personal advisor to ensure compliance with current regulations. The Participant is responsible for ensuring compliance with all exchange control laws in South Africa.
SPAIN
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Spain. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant's attainment of the statutory retirement age in Spain. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Spain.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in Spain, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
Nature of RSUs
This provision supplements Section 17 of the Agreement:
In accepting the grant of the RSUs, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.
Further, the Participant understands that the Company, in its sole discretion, has unilaterally and gratuitously decided to grant RSUs under the Plan to individuals who may be employees of the Company or a Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Subsidiary to the extent set forth in the Agreement. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that such RSUs and any Shares acquired upon vesting of the RSUs shall not become a part of any employment contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, or salary for any purposes (including severance compensation) or any other right whatsoever.
Further, as a condition of the grant of the RSUs, unless otherwise expressly provided for by the Company or set forth in the Agreement, the RSUs will be cancelled without entitlement to any Shares if the Participant terminates employment by reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Committee, in its sole discretion, shall determine the date when the Participant’s employment has terminated for purposes of the RSUs.
The Participant understands that the grant of the RSUs would not be granted but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the RSUs shall be null and void.
Exchange Control Notice
The Participant must declare the acquisition of the Shares to the Direccioìn General de Comercio e Inversiones (the “DGCI”) of the Ministry of Industry for statistical purposes. The Participant must also declare ownership of any Shares with the Directorate of Foreign Transactions each January while the Shares are owned. In addition, if the Participant wishes to import the ownership title of the Shares (i.e., share certificates) into Spain, he or she must declare the importation of such securities to the DGCI. The sale of the Shares must also be declared to the DGCI by means of a form D-6 filed in January. The form D-6, generally, must be filed within one month after the sale if the Participant owns more than 10% of the share capital of the Company or his or her investment exceeds €1,502,530.
When receiving foreign currency payments in excess of €50,000 derived from the ownership of the Shares (i.e., dividends or sale proceeds), the Participant must inform the financial institution receiving the payment of the basis upon which such payment is made. The Participant will need to provide the institution with the following information: (i) the Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any further information that may be required.
In addition, the Participant may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the Plan), and any transactions with non-Spanish residents (including any payments of Shares made pursuant to the Plan), depending on the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year.
Securities Law Notice
No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the RSUs. The Plan, the Agreement (including this Addendum B) and any other documents evidencing the grant of the RSUs have not, nor will they be, registered with the Comisión Nacional del Mercado de Valores, and none of those documents constitutes a public offering prospectus.
Foreign Asset/Account Reporting Information
To the extent the Participant holds rights or assets (e.g., cash or the Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the year in which the Participant sells or disposes of such right or asset), the Participant is required to report information on such rights and assets on his or her tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by the following March 31.
SWEDEN
Termination
Section 4(c)(i) of this Agreement (regarding Early Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in Sweden. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement to the contrary.
For purposes of applying the Plan and Section 4(c)(ii) of this Agreement (regarding Normal Retirement) to such Participant, the definition of “Normal Retirement” set forth in the Plan shall not apply and instead “Normal Retirement” shall mean such Participant's attainment of the statutory retirement age in Sweden. In the absence of a statutory retirement age in such jurisdiction, “Normal Retirement” shall mean attainment of the customary age for retirement in Sweden.
Notwithstanding the foregoing, in the event that subsequent to the Date of Grant such Participant works in a jurisdiction other than in Sweden, if required to comply with applicable law, the Committee shall have sole and absolute discretion to instead apply to such Participant the retirement provisions of this Agreement that are applicable in such other jurisdiction.
SWITZERLAND
Securities Law Notice
The grant of the RSUs is considered a private offering in Switzerland and is therefore not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the RSUs (i) constitute a prospectus as such term is understood pursuant to the Swiss Code of Obligations, (ii) may be publicly distributed nor otherwise made publicly available in Switzerland, or (iii) has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority).
TAIWAN
Securities Law Notice
The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Notice

If the Participant is a resident of Taiwan, he or she may acquire foreign currency, and remit the same out of or into Taiwan, up to US$5,000,000 per year without justification. If the transaction amount is TWD$500,000 or more in a single transaction, the Participant must submit a Foreign Exchange Transaction Form to the remitting bank. If the transaction amount is US$500,000 or more in a single transaction, the Participant also must provide supporting documentation to the satisfaction of the remitting bank.
THAILAND
Exchange Control Notice
The Participant must immediately repatriate the proceeds from the sale of Shares and any cash dividends received in relation to the Shares to Thailand and convert the funds to Thai Baht within 360 days of receipt. If the repatriated amount is US$50,000 or more, the Participant must report the inward remittance by submitting the Foreign Exchange Transaction Form to an authorized agent, i.e., a commercial bank authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency.
If the Participant does not comply with this obligation, the Participant may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, the Participant should consult a legal advisor before selling Shares to ensure compliance with current regulations. It is the Participant’s responsibility to comply with exchange control laws in Thailand, and neither the Company nor any Parent or Subsidiary will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws.
TURKEY
Securities Law Notice
Under Turkish law, the Participant is not permitted to sell Shares acquired under the Plan in Turkey. The Shares are currently traded on the New York Stock Exchange under the ticker symbol “DHR” and the Shares may be sold through this exchange.
Exchange Control Notice
In certain circumstances, Turkish residents are permitted to sell the Shares traded on a non-Turkish stock exchange only through a financial intermediary licensed in Turkey. Therefore, Turkish residents may be required to appoint a Turkish broker to assist with the sale of the Shares acquired under the Plan. The Participant should consult his or her personal legal advisor before selling any Shares acquired under the Plan to confirm the applicability of this requirement.
UNITED ARAB EMIRATES
Securities Law Notice
Participation in the Plan is being offered only to selected Participants and is in the nature of providing equity incentives to Participants in the United Arab Emirates. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection this statement, including the Plan, the Agreement or any other incidental communication materials distributed in connection with the RSUs. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement or taken steps to verify the information set out in it, and have no responsibility for it. If the Participant has any questions regarding the context of the Agreement, including this Addendum B, or the Plan, the Participant should obtain independent professional advice.
UNITED KINGDOM
Termination
Section 4(c) of this Agreement (Retirement) shall not apply to any Participant who as of the Date of Grant is on permanent, non-temporary assignment in the United Kingdom. Instead, the provisions of Section 4(a) (General), shall apply, notwithstanding the provisions therein regarding Early Retirement and Normal Retirement to the contrary.
Tax Obligations
This provision supplements Section 7 of the Agreement:
Without limitation to Section 7 of the Agreement, the Participant hereby agrees that the Participant is liable for all Tax Related-Items and hereby covenants to pay all such Tax Related-Items, as and when requested by the Company, or if different, the Employer, or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority).

The Participant also hereby agrees to indemnify and keep indemnified the Company and, if different, the Employer, against any Tax Related-Items that they are required to pay or withhold, or have paid or will pay on the Participant’s behalf to HMRC (or any other tax authority or any other relevant authority).